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                                                                      EXHIBIT 11
                    FRONTIER FINANCIAL CORPORATION
            COMPUTATION OF BASIC AND FULLY DILUTED EARNINGS PER SHARE


                                                Year Ended December 31,
                                                -----------------------
                                          1998             1997            1996
                                        ---------       ---------       ---------
Net Income (in thousands)                $21,649        $ 18,594         $16,012
                                      ============================================
Computation of average shares
 outstanding:

     Shares outstanding at
         beginning of year              7,350,561       6,830,666        6,322,255

    Additional shares deemed
    outstanding because of
           stock dividends                516,035         992,235        1,428,979

    Shares issued pursuant
                 to merger                793,900         793,900          793,900

      Shares issued during
    the year times average
    time outstanding during
                  the year                 17,537          16,962           35,061
                                      --------------------------------------------

Average basic shares outstanding        8,678,033       8,633,763        8,580,195
                                      --------------------------------------------

Average number of dilutive shares
assumed to be outstanding                 107,555          56,852           81,005
                                      --------------------------------------------

Average fully diluted shares
outstanding                             8,785,588       8,690,615        8,661,200
                                      ============================================

Basic earnings per share              $      2.49    $       2.15      $      1.87
                                      ============================================

Fully diluted earnings per share      $      2.46    $       2.14      $      1.84
                                      ============================================
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